Exhibit 23.(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 1 March 2011 relating to the financial statements and the effectiveness of internal control over financial reporting of Unilever N.V. and Unilever PLC, which appear in the Annual Report on Form 20-F for the year ended December 31, 2010. We also consent to the references to us under the heading “Experts” in such Registration Statement.

Amsterdam, The Netherlands, 1 November 2011

PricewaterhouseCoopers Accountants N.V.

As auditors of Unilever N.V.

/s/ R.A.J. Swaak RA

PricewaterhouseCoopers LLP

London, United Kingdom

As auditors of Unilever PLC

1 November 2011